SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 _________________________________________________
Date of Report (Date of earliest event reported): June 13, 2001
CATERPILLAR INC. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)
1-768 (Commission File Number)	37-0602744 (IRS Employer I.D. No.)
100 NE Adams Street, Peoria, Illinois (Address of principal executive offices)	61629 (Zip Code)
Registrant's telephone number, including area code: (309) 675-1000

Item 5. Other Events and Regulation FD Disclosure.

Caterpillar increases dividend

     Caterpillar Inc. today declared a quarterly cash dividend of $0.35 per share on its common stock, payable August 20, 2001, to shareholders of record at the close of business July 20, 2001.

      The 3 percent increase to $0.35 per share marks the eighth consecutive year Caterpillar has increased the return to shareholders through higher dividends.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CATERPILLAR INC.

             By: /s/ R. Rennie Atterbury III
               R. Rennie Atterbury III
          Vice President

Date: June 13, 2001